                                                                    Exhibit 1.1

                                1,100,000 SHARES

                     FRANKLIN CREDIT MANAGEMENT CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                 June ___, 2005

Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey  07932

Dear Sirs:

      Franklin Credit Management Corporation, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Ryan Beck & Co., Inc. ("RYAN BECK") (the "UNDERWRITER"), an aggregate of 1,100,000 shares (the "FIRM SHARES") of the Common Stock, par value $0.01 per share (the "COMMON STOCK") of the Company. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell to the Underwriter, at the Underwriter's option and pursuant to Section 2(b) hereof, up to an additional 165,000 shares of Common Stock (the "OPTION SHARES") as set forth herein. The term "SHARES" as used herein, unless otherwise indicated, shall mean the Firm Shares and the Option Shares, which are more fully described in the Registration Statement and the Prospectus referred to below.

      SECTION 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof, and as of the First Closing Date (as defined in Section 3(a) below) and the Option Closing Date (as defined in Section 3(b) below), if any, as follows:

      (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-________) including any related preliminary prospectus (the "PRELIMINARY PROSPECTUS") for the registration of the Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), which registration statement and amendment or amendments thereto have been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the "RULES AND REGULATIONS") of the Commission under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to the Underwriter. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424 of the Rules and Regulations; "REGISTRATION STATEMENT" means such Registration Statement, as amended at the Effective Time, including all information contained in the Final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the Registration Statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; "FINAL PROSPECTUS" means the final prospectus in the form first used to confirm sales of Shares, and "PROSPECTUS" means collectively the "Preliminary Prospectus" and the "Final Prospectus." If the Company has filed an abbreviated Registration Statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462(B) REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462(b) Registration Statement. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Registration Statement or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending, or to the Company's knowledge, threatened.

      (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. The statements contained under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus, and the Company has not relied upon the Underwriter or its advisors for any legal, tax or accounting advice.

      (c) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business and is in good standing as foreign corporation in each jurisdiction in which its ownership or lease of property or conduct of business requires such qualification and (iii) has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except to the extent that the failure to be so authorized or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has no subsidiaries which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X other than Tribeca Lending Corporation ("Tribeca"). Tribeca and the other subsidiaries of the Company listed on Schedule 21.1 of the Registration Statement are each referred to as a Subsidiary and collectively as the "SUBSIDIARIES".

      (d) Each of the Subsidiaries has been duly incorporated or formed and is validly existing under the laws of the jurisdiction of its incorporation or organization and each of the Subsidiaries has the respective power and authority and foreign qualifications necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such authority or qualifications would not have a Material Adverse Effect; all of the issued and outstanding capital stock and/or membership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through a wholly- owned subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such shares or membership interests was issued in violation of the preemptive rights of any member, stockholder or warrant holder of any such Subsidiary.

      (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, under "Capitalization" and will have the adjusted capitalization set forth therein on the Closing Date based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The Shares and all other shares of capital stock issued by the Company conform in all material respects or, when issued and paid for, will conform in all material respects to the description with respect thereto contained in the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Shares have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; the issuance of the Shares will not violate the preemptive rights or similar contractual or other rights of any person; the holders thereof will not be subject to any liability solely by reason of being such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Shares hereunder, the Underwriter will acquire good and marketable title to such Shares free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

      (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and except insofar as the indemnification and contribution provisions hereof may be limited by considerations of public policy.

      (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, including issuance and sale of the Shares.

      (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of (i) the certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document) of the Company or any of its Subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its respective properties or assets. Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and applicable state or foreign securities laws or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

      (i) There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

      (j) The Company has not sold or issued any securities during the six-month period preceding the date of the Preliminary Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than securities issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, all of which are described in Item 15 of the Registration Statement.

      (k) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

      (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the Company on a consolidated basis, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial information and data filed as part of the Registration Statement or included in the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

      (m) Deloitte & Touche LLP, who have certified the financial statements of the Company, whose report is contained in the Prospectus and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

      (n) Each of the Company and its Subsidiaries has good and marketable title in fee simple to, or valid and enforceable leasehold estates in, all items of real and personal property owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

      (o) The Company and/or its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its respective businesses and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries.

      (p) The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business (the "INTELLECTUAL PROPERTY") and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property and other proprietary information in all material respects.

      (q) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

      (s) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

      (t) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of any employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of which individually or in the aggregate could have a Material Adverse Effect.

      (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

      (v) The Company and each of its Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (except where the failure to file would not reasonably be expected to have a Material Adverse Effect), has paid all taxes due thereon and has established adequate reserves for such taxes which are not yet due and payable, and, to the Company's knowledge, does not have any tax deficiency or claims outstanding, proposed or assessed against it which has had or would reasonably be expected to have a Material Adverse Effect.

      (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities (other than shares of Common Stock issued upon the exercise of options described in the Prospectus), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business;
(iv) declared or paid any dividend on its capital stock; nor (v) suffered any material adverse change in its condition (financial or otherwise), earnings, business affairs, assets or business prospects, whether or not arising in the ordinary course of business. Neither the Company nor any Subsidiary of the Company has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.

      (x) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that
(A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

      (y) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange
Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of each of the Company's quarterly and annual fiscal periods; and (iii), as of the end of the periods covered by each periodic report filed under the Exchange Act and incorporated by reference into the Prospectus, were effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

      (z) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

      (aa) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document), (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such defaults that would not result in a Material Adverse Effect or
(iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations that would not result in a Material Adverse Effect.

      (bb) The minute books of each of the Company and its Subsidiaries have been made available to the Underwriter and contain a summary, in all material respects, of all meetings and actions of the directors, stockholders, members and managers (as the case may be) of the Company and its Subsidiaries since the date that the Company began filing reports with the Commission, and reflect all transactions referred to in such minutes accurately in all material respects.

      (cc) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      (dd) The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws and regulations applicable to them, including, without limitation, the Fair Debt Collection Practices Act, the Truth-In-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, and comparable statutes in states where consumers reside and/or where credit grantors are located, and the respective rules and regulations thereunder, the failure to comply with which would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of any of regulatory authority which restricts materially the conduct of its business, nor has the Company or any of its Subsidiaries been advised by any of the regulatory authorities that it is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any of the foregoing.

      (ee) The Company is not and, after giving effect to the offer and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (ff) The Common Stock to be offered hereby is authorized for listing on the Nasdaq National Market.

      (gg) Neither of the Company nor its Subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Common Stock to facilitate the sale or the resale of the Common Stock hereby.

      (hh) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Governmental Licenses the absence of which would not cause a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure to such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

      (ii) The Company has not distributed, nor will it distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement or any other materials permitted by the Securities Act, if any.

      (jj) Except as described in the Prospectus under "Underwriting," there are no claims, payments, issuances, arrangement or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder.

      (kk) Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of securities registration or issuance, banking, bank holding companies, consumer credit, truth-in-lending, truth-in-savings, usury, currency transaction reporting, anti-money laudering and customer identification regulations, environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will have not have a Material Adverse Effect.

      (ll) Neither the Company nor any Subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Company of a controlling interest in any entity in the Company or (B) concerning the future acquisition by any person of a controlling interest in the Company or any Subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

      (mm) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (nn) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

      Any certificate signed by any officer of the Company delivered to Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented.

      SECTION 2. PURCHASE OF THE SHARES BY THE UNDERWRITER.

      (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, (i) the Company agrees to issue and sell to the Underwriter and should we use a "Price Determination Agreement" the Underwriter agrees to buy from the Company the Firm Shares at the price per Share set forth in the Price Determination Agreement (a form of which is annexed as Exhibit B), at the place and time hereinafter specified.

      (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriter to purchase all or any part of the Option Shares at the same price per Share as the Underwriter shall pay for the Firm Shares being sold pursuant to the provisions of subsection (a) of this Section 2. This option may be exercised within 30 days after the effective date of the Registration Statement upon notice by the Underwriter to the Company advising as to the amount of Option Shares as to which the option is being exercised, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date when such certificates are to be delivered. The option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriter of Firm Shares referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, following the First Closing Date and prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Shares on the Option Closing Date.

      SECTION 3. DELIVERY AND PAYMENT.

      (a) Delivery of the Firm Shares against payment therefor shall take place at the offices of Ryan Beck (or at such other place as may be designated by agreement between the Underwriter and the Company) at 10:00 a.m. New York time, on the third or fourth full business day after the Effective Date, in accordance with Rule 15(c)6-1 of the Exchange Act. Such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date."

      (b) In addition, in the event the Underwriter exercises the option to purchase from the Company all or any portion of the Option Shares pursuant to the provisions of Section 2(b), then delivery of the Option Shares against payment therefor shall take place at the offices of Ryan Beck (or at such other place as may be designated by agreement between the Underwriter and the Company) at such time and date as shall be determined by the Underwriter but shall not be earlier than two nor later than five full business days after the exercise of said option, nor in any event prior to the First Closing Date. Such time and date is referred to herein as the "Option Closing Date."

      (c) The Company will make the certificates for the securities comprising the Shares to be purchased by the Underwriter hereunder available to you for checking in electronic form or, if requested by the Underwriter in certificated form, at least two full business days prior to the First Closing Date or the Option Closing Date, as the case may be (which are collectively referred to herein as the "CLOSING DATES"). The certificates shall be in such names and denominations as the Underwriter may request, at least two full business days prior to the applicable Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

      (d) Payment for the Shares shall be made to or upon the order of the Company by certified or bank cashier's checks payable in New York Clearing House funds at the time and date of delivery of such Shares as required by the provisions of subsections (a) and (b) above or by wire transfer in immediately available funds to a bank account designated by the Company at least two business days prior to the First Closing Date or the Option Closing Date, as the case may be, against receipt of the definitive certificates in negotiable form for such Shares by the Underwriter for the respective accounts of the Underwriter registered in such names and in such denominations as the Underwriter may request.

      SECTION 4. OFFERING OF SHARES BY THE UNDERWRITER. It is understood that the Underwriter proposes to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus. The Underwriter may, at its own expense, enter into one or more agreements, in their sole discretion, as they deem advisable, with one or more broker-dealers who shall act as dealers in connection with such public offering. The Underwriter may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as it may determine.

      SECTION 5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the
Underwriter:

      (a) To prepare the Final Prospectus in a form approved by the Underwriter and to file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Final Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

      (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

      (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Final Prospectus and any amended or supplemented Final Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Final Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Final Prospectus which will correct such statement or omission or effect such compliance;

      (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

      (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably delayed or withheld;

      (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company (which need not be audited) complying with
Section 1l(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

      (g) Upon the request of the Underwriter, for a period of two (2) years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its stockholders generally and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or market upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or market or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder (except for such materials, reports and statements as are available on EDGAR);

      (h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation, to submit to general taxation or to file a general consent to service of process in any jurisdiction;

      (i) For a period of 180 days from the date of the Prospectus (the "Lock-Up Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (x) the Shares, or (y) shares of Common Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or upon conversion of shares of Common Stock), or substantially similar securities, or sell or grant options, rights or warrants with respect to up to 50,000 shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (such 50,000 share cap shall not apply to the grant of options pursuant to benefit plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Ryan, Beck. Notwithstanding the foregoing, for the purpose of allowing the Underwriter to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Ryan, Beck waives, in writing, such extension. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period;

      (j) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

      (k) During the period of 180 days from the date of the Prospectus, to obtain an executed letter in the form of Exhibit A hereto from each new officer and director who has not previously executed such a letter;

      (l) The Company will apply the net proceeds received by it from the sale of the Shares for the purposes set forth under "Use of Proceeds" in the Prospectus;

      (m) Prior to the First Closing Date, the Company will make all filings required to list the Company Shares on the Nasdaq National Market, subject only to official notice of issuance;

      (n) The Company will maintain a Transfer Agent for its Common Stock; and

      (o) Until the completion of the distribution of the Shares, and for 25 days thereafter, the Company shall not without the prior written consent of the Underwriter and counsel for the Underwriter, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby.

      SECTION 6. EXPENSES.

      (a) The Company agrees to pay: (i) all of the Underwriter's expenses and fees, including the reasonable expenses and fees of counsel to the Underwriter,
(ii) the costs incident to the sale and delivery of the Shares and any taxes payable in that connection; (iii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iv) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Final Prospectus and any amendment or supplement to the Final Prospectus, all as provided in this Agreement; (v) the costs of reproducing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (vi) the filing fees and expenses incident to securing the review by the NASD of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriter, which obligation shall be in addition to the obligation referred to in subparagraph (i) above); (vii) any applicable listing or other fees; (viii) the fees and expenses of preparing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriter, which obligation shall be in addition to the obligation referred to in subparagraph (i) above); (ix) costs and expenses related to "Tombstone" advertisements; (x) the costs and expenses related to the production of up to five bound volumes of the completed Registration Statement for each of the Underwriter; and (xi) the costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares including, without limitation, expenses associated with the production of road show slides and graphics, printing and advertising fees and expenses, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriter and officers of the Company and any such consultants, and all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, including all accounting and counsel fees and expenses incurred by the Company in connection with the offering of the Shares hereunder. Notwithstanding the foregoing, the fees and expenses referred to in subparagraph
(i) above shall not exceed (without the prior consent of the Company) $150,000 in the aggregate, payable in accordance with the engagement letter between the Underwriter and the Company dated February 7, 2005 (the "Engagement Letter").

      (b) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriter, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the Company.

      SECTION 7. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Shares it has agreed to purchase hereunder on the respective Closing Dates are subject (x) to the accuracy when made and as of the Closing Dates, of the representations and warranties of the Company and, in the case of the First Closing Date only, contained herein, (y) to the performance by the Company of its obligations hereunder and (z) to each of the following additional terms and conditions:

      (a) The Final Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

      (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to either of the Closing Dates that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact which is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) Kramer Levin Naftalis & Frankel LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the First Closing Date, in substantially the form attached hereto as Exhibit C.

      (d) _______________________ LLP shall have furnished to the Underwriter its written opinion, as special regulatory counsel to the Company, addressed to the Underwriter and dated the First Closing Date, in substantially the form attached hereto as Exhibit D.

      (e) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to or approved by Lowenstein Sandler PC, counsel to the Underwriter, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, together with copies thereof for each of the other Underwriter, in form and substance satisfactory to the Underwriter. The Company and its Subsidiaries shall have furnished to counsel for the Underwriter such documents as it may reasonably request for the purpose of enabling it to render such opinion.

      (f) At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Underwriter in connection with registered public offerings.

      (g) With respect to the letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (each, an "INITIAL LETTER"), the Company shall have furnished to the Underwriter a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriter and dated the First Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming the conclusions and findings set forth in the initial letter.

      (h) The Company shall have furnished to the Underwriter a certificate, dated the First Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

            (i) The representations, warranties and agreements of the Company in
      Section 1 are true and correct in all material respects as of the First Closing Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in this
      Section 8 have been fulfilled; and

            (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which was not so set forth therein.

      (i) The Company shall have not sustained since the date of the latest audited financial statements included in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the respective Closing Date on the terms and in the manner contemplated in the Prospectus.

      (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities or acts of terrorism involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the respective Closing Date on the terms and in the manner contemplated in the Prospectus.

      (k) The Shares shall be listed on the Nasdaq National Market.

      (l) Prior to the First Closing Date, the Underwriter shall have received the legally binding and enforceable agreements in the form of Exhibit A hereto from the persons and entities listed on Schedule B hereto (such executed agreements being referred to as the "LOCK-UP AGREEMENTS").

      (m) No action shall have been taken by the Commission or the NASD, the effect of which would make it improper, at any time prior to the respective Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Shares and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the NASD. The Company and the Underwriter represent that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall have advised the Underwriter of any NASD affiliation of any of its officers, directors, stockholders or their affiliates.

      (n) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

            (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriter.

            (ii) At the Option Closing Date, Kramer Levin Naftalis & Frankel LLP, and ________________________ L.L.P. shall have furnished to the Underwriter their written opinions as special counsel to the Company addressed to the Underwriter, which opinions shall be dated the Option Closing Date and shall be substantially the same in scope and substance as the opinions furnished to the Underwriter at the First Closing Date pursuant to Sections 7(c) and (d), respectively, except that such opinions, where appropriate, shall cover the Option Shares.

            (iii) At the Option Closing Date there shall have been delivered to you a letter in form and substance satisfactory to you from Deloitte & Touche LLP dated the Option Closing Date and addressed to the Underwriter confirming the information in their letter referred to in Section 7(f) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letters to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

            (iv) At the Option Closing Date, the Company shall have furnished to the Underwriter a certificate, dated the Option Closing Date, of its Chief Executive Officer and the Chief Financial Officer, in form and substance satisfactory to counsel for the Underwriter substantially the same in scope and substance as the certificates furnished to you at the First Closing Date pursuant to Section 7(h) hereof.

            (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be satisfactory in form and substance to the Underwriter and Lowenstein Sandler PC, counsel to the Underwriter and the Underwriter and its counsel shall have been furnished with all such documents, certificates, and opinions as are reasonably requested in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions herein.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriter.

      SECTION 8. INDEMNIFICATION AND CONTRIBUTION.

      (a) The Company shall indemnify and hold harmless the Underwriter, its officers and employees, each of its directors, its affiliates, as defined in Rule 405 under the Securities Act, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, director, officer, employee, affiliate or controlling person may become subject, under the Securities Act or any applicable federal or state law, or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any such amendment or supplement, solely in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein; and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of the Underwriter, its directors, officers, affiliates or employees, or any person controlling the Underwriter, on account of any loss, claim, damage, liability or action arising solely from the sale of the Shares to any person by the Underwriter if the Underwriter failed to send or give a copy of the Final Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Final Prospectus, unless such failure resulted from non-compliance by the Company with
Section 5(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any officer, director, affiliate, employee or controlling person of the Underwriter.

      (b) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, its affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, affiliate or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

      (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. Each indemnified party shall have the right to choose in its sole discretion its counsel in connection with the defense of any action, suit or proceeding whether or not the fees and expenses of such counsel are being paid by the indemnifying parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, consent or judgment includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on one hand, and the Underwriter, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on one hand, and the Underwriter, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on one hand, and the Underwriter, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Shares purchased under this Agreement received by the Company and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as described on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Company agrees that the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(e) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the indemnifying party agrees that any judgment award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

      SECTION 9. TERMINATION.

      (a) The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to the First Closing Date or the Option Closing Date, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement.

      (b) Termination of this Agreement under this Section 9 or Section 7 after the Shares have been purchased by the Underwriter hereunder shall be applicable only to the Option Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6, 8 and 11 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8 and 11 hereof shall remain in effect.

      SECTION 10. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Date or at any Option Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriter may at the Underwriter's option, by notice from the Underwriter to the Company, terminate the Underwriter's obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 6, Section 8, Section 9 and Section 11 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

      SECTION 11. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If the Company shall fail to tender the Shares for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will, subject to the limitations set forth in Section 6, reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel including those necessary to collect such expenses) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares (less the amounts paid to the Underwriter through such date as set forth in Section 6(a)), and upon demand, the Company shall pay the full amount thereof to the Underwriter.

      SECTION 12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Ryan Beck & Co., Inc., 18 Columbia Turnpike, Florham Park, New Jersey 07932, Attention: Christopher Gastelu (Fax: 973.549.4034), with a copy to Steven M. Skolnick, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Livingston, New Jersey 07068 (Fax: 973.597.2400), and

      (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: ____________________, with a copy to _______________________, Esq., Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 (Fax: 212.715.8000). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      SECTION 13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company, and their respective assigns and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of any Underwriter, and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in
Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13 any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      SECTION 14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any one controlling any of them.

      SECTION 15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

      SECTION 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New Jersey. Any dispute hereunder shall be brought in a federal or state court in the State of New Jersey.

      SECTION 17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

      SECTION 18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      SECTION 19. ENTIRE AGREEMENT; MODIFICATION. This Agreement (together with Engagement Letter) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

      If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                   Very truly yours,

                                   FRANKLIN CREDIT MANAGEMENT CORPORATION


                                   By:_________________________________
                                        Name:
                                        Title:


                                   Underwriter:

                                   RYAN BECK & CO., INC.


                                   By:_________________________________
                                        Name:
                                        Title:

                                   SCHEDULE B


Persons and Entities Executing Lock-Up Agreements

                                    EXHIBIT A

                                LOCK-UP AGREEMENT


Ryan, Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932-2289

RE:    Franklin Credit Management Corporation

Ladies & Gentlemen:

      The undersigned is an owner of record or beneficially of certain shares of Common Stock ("Common Stock") of Franklin Credit Management Corporation (the "Company") or securities convertible into or exchangeable or exercisable for Common Stock of the Company. The Company proposes to carry out a public offering of Common Stock of the Company (the "Offering") for which you will act as underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting agreements with the Company with respect to the Offering.

      In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant (each a "Disposition") any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction,
(ii) for grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, or (iii) with the prior written consent of Ryan Beck & Co., Inc., for a period commencing on the date hereof and continuing to a date to be agreed upon by you and the Company and set forth under "Underwriting" in the final prospectus used in connection with the Offering, which date shall not be more than 180 days after the date that the offering has been closed (the "Lock-up Period"). The foregoing restriction has been expressly agreed to preclude the undersigned holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its composition or value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

      This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This letter agreement shall terminate and be of no further force and effect upon a decision by Ryan Beck & Co., Inc. or the Company not to proceed with the Offering.

Dated: ___________________________



                                  ------------------------------------
                                               [Signature]


                                  -----------------------------------
                                     Printed Name of Person Signing

                                    EXHIBIT B

                     FRANKLIN CREDIT MANAGEMENT CORPORATION

                            (A DELAWARE CORPORATION)

                        1,100,000 SHARES OF COMMON STOCK


                          PRICE DETERMINATION AGREEMENT



                                                    ______________________, 2005


Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey  07932-2289

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated _________________, 2005 (the "Underwriting Agreement"), among Franklin Credit Management Corporation, a Delaware corporation (the "Company"), and Ryan Beck & Co., Inc., (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Company, subject to the terms and conditions set forth therein, of 1,100,000 shares of Common Stock of the Company ("Securities"), subject to the Underwriter's option to purchase up to an additional 165,000 Securities (to cover overallotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:

            1. The public offering price per Security shall be $____________.

            2. The purchase price for the Securities to be paid by the Underwriter shall be $__________________ per Security.

The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

The Agreement shall be governed by the laws of the State of New Jersey.

If the foregoing is in accordance with the understanding of the Underwriter of the agreement between the Underwriter and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                              Very truly yours,

                              FRANKLIN CREDIT MANAGEMENT CORPORATION


                              By:
                                -----------------------------------------------
                                                      , Chief Executive Officer

Confirmed and accepted as of the date first above written:

RYAN BECK & CO., INC.


By:
   ------------------------
   Name:
   Title:

                                EXHIBITS C AND D

                                Forms of Opinion